Exhibit 99.1

Popular, Inc. Announces Fourth Quarter 2021 Financial Results

•	Net income of $206.1 million in Q4 2021, compared to net income of $248.1 million in Q3 2021.

•	Net income of $934.9 million for the year 2021, compared to net income of $506.6 million for the year 2020.

•	Net interest margin of 2.78% in Q4 2021, compared to 2.77% in Q3 2021; net interest margin on a taxable equivalent basis of 3.02% in Q4 2021, compared to 3.04% in Q3 2021.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $85.0 million from Q3 2021; NPLs to loans ratio at 1.9% vs. 2.2% in Q3 2021;

•

Net charge-offs (“NCOs”) was a net recovery of $7.9 million, a favorable variance by $16.7 million from Q3 2021; NCOs at (0.11%) of average loans held-in-portfolio vs. 0.12% in Q3 2021; NCOs of $20.7 million for the year 2021, a favorable variance by $165.7 million from the year 2020; NCOs at 0.07% of average loans held-in-portfolio for the year 2021 vs. 0.66% for the year 2020;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.38% vs. 2.49% in Q3 2021; and

•	ACL to NPLs at 126.9% vs. 113.6% in Q3 2021.

•	Common Equity Tier 1 ratio of 17.45%, Common Equity per Share of $74.48 and Tangible Book Value per Share of $65.39 at December 31, 2021.

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $206.1 million for the quarter ended December 31, 2021, compared to net income of $248.1 million for the quarter ended September 30, 2021.

Ignacio Alvarez, President and Chief Executive Officer, said: “Our fourth quarter results reflect a strong finish to a record year. During the quarter we continued adding new clients, increasing our deposit base and growing most of our loan portfolios. We also launched a new digital platform where small business customers in Puerto Rico can apply for loans in a more convenient way. And we were especially pleased by the performance of our U.S. mainland operations that achieved commercial loan growth of $726 million, including the $105 million from the K-2 acquisition. Our financial performance in 2021 was driven by solid credit quality trends that led to a benefit in the provision of $194 million. Our net charge-off ratio of 0.07% was the lowest since at least 2004.

Our results reflect the strength of our diverse sources of revenues. Solid financial performance and a strong capital position led to a dividend increase of 22% on our common stock effective Q2 2022 and a common stock repurchase program of $500 million for 2022.

Further demonstrating our commitment to the communities we serve, this fall we gained the certification to a host of our low-cost deposit products that meet the Bank On certification requirements. We are also proud to be included in this year’s Bloomberg Gender-Equality Index (GEI) as we continue to make strides in gender parity at Popular and across the financial industry.

While cognizant of the challenges related to the pandemic, we enter this year ready to build on the momentum of 2021, with an improving economic and fiscal environment in Puerto Rico and the rising interest rate environment.

I want to thank our colleagues whose dedication, resilience and talent helped us achieve our record results. They continue to be our most valuable asset.”

Significant Events

Fourth Quarter Financial Highlights

For the fourth quarter of 2021, the Corporation recorded net income of $206.1 million, compared to net income of $248.1 million for the previous quarter. The fourth quarter’s results include a release in the allowance for credit losses of $33.1 million driven by the releases in the Puerto Rico commercial and mortgage portfolios, resulting from improving credit quality, partially offset by reserve increases related to an increase in weight to downside economic scenarios and higher loan volumes. Net interest income was $501.3 million, an increase of $11.9 million compared to the previous quarter, mainly due to higher income from loans issued under the U.S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), loan growth, coupled with activity from lease financing business acquired in October 2021 by Popular Equipment Finance LLC (“PEF”) and higher income from the repayment of purchased credit deteriorated (“PCD”) loans. Net interest margin increased 1 basis point to 2.78%. Total assets grew by $0.9 billion from the previous quarter, reflecting loan growth in Popular Bank (“PB”) and an increase in deposits across all sectors in Puerto Rico.

Acquisition of K2 Capital Group LLC

On October 15, 2021, PEF, a newly-formed wholly-owned subsidiary of PB, completed the acquisition of certain assets and the assumption of certain liabilities of Minnesota-based K2 Capital Group LLC’s (“K2”) equipment leasing and financing business (the “Acquired Business”). PEF made a payment to K2 of approximately $157 million in cash, representing a premium of approximately $42 million over the book value of K2’s net assets, which has been preliminarily recorded as goodwill. An additional approximate $29 million in earnout payments could be payable to K2 over the next three years, contingent upon the achievement of certain agreed-upon financial targets during such period.

Specializing in the healthcare industry, the Acquired Business provides a variety of lease products, including operating and finance leases, and also offers private label vendor finance programs to equipment manufacturers and healthcare organizations. The acquisition provides PB with a national equipment leasing platform that complements its existing healthcare lending business.

As part of the transaction, PEF acquired approximately $115 million in net assets that consisted mainly of commercial finance leases.

The transaction was accounted for as a business combination. The Corporation is in the process of finalizing the assessment of the fair value of the net assets acquired as part of the transaction and expects to complete its assessment before the filing of its annual report on Form 10-K for the year ended December 31, 2021. Any fair value adjustments would impact the value of the recorded assets and liabilities with a corresponding offset to goodwill.

Capital Actions

Redemption of Trust Preferred Securities

On November 1, 2021, the Corporation redeemed all outstanding 6.70% Cumulative Monthly Income Trust Preferred Securities (the “Trust Preferred Securities”) issued by the Popular Capital Trust I (the “Trust”) (liquidation amount of $25 per security and amounting to $186,663,800 (or $181,063,250 after excluding the Corporation’s participation in the Trust of $5,600,550) in the aggregate). The redemption price for the Trust Preferred Securities was equal to $25 per security plus accrued and unpaid distributions up to and excluding the redemption date in the amount of $0.139583 per security, for a total payment per security in the amount of $25.139583. Upon redemption, Popular delisted the Trust Preferred Securities (NASDAQ: BPOPN) from the Nasdaq Global Select Market.

Announcement of 2022 Capital Actions

On January 12, 2022 the Corporation announced the following capital actions:

•

an increase in the Corporation’s quarterly common stock dividend from $0.45 per share to $0.55 per share, commencing with the dividend payable in the second quarter of 2022, subject to the approval by the Corporation’s Board of Directors; and

•	common stock repurchases of up to $500 million during 2022.

The Corporation’s planned common stock repurchases may be executed in the open market or in privately negotiated transactions. The timing and exact amount of such repurchases will be subject to various factors, including market conditions and the Corporation’s capital position and financial performance.

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-21	30-Sep-21	31-Dec-20	31-Dec-21	31-Dec-20
Net interest income	$501,283	$489,393	$471,616	$1,957,590	$1,856,613
Provision for credit losses (benefit)	(33,050)	(61,173)	21,218	(193,464)	292,536

Net interest income after provision for credit losses (benefit)	534,333	550,566	450,398	2,151,054	1,564,077
Other non-interest income	164,677	169,258	144,847	642,128	512,312
Operating expenses	417,394	388,168	375,924	1,549,275	1,457,829

Income before income tax	281,616	331,656	219,321	1,243,907	618,560
Income tax expense	75,552	83,542	43,045	309,018	111,938

Net income	$206,064	$248,114	$176,276	$934,889	$506,622

Net income applicable to common stock	$205,711	$247,761	$175,923	$933,477	$504,864

Net income per common share-basic	$2.59	$3.09	$2.10	$11.49	$5.88

Net income per common share-diluted	$2.58	$3.09	$2.10	$11.46	$5.87

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income, on a taxable equivalent basis, is presented with its different components in Table D and E for the quarter and year ended December 31, 2021, and comparable periods. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income for the quarter ended December 31, 2021 was $501.3 million compared to $489.4 million in the previous quarter, an increase of $11.9 million. Net interest income, on a taxable equivalent basis, for the fourth quarter of 2021 was $543.9 million, an increase of $7.6 million when compared to $536.3 million in the third quarter of 2021. The increase in net interest income on a taxable equivalent is mainly related to the repayment of PCD loans, higher PPP fees during the quarter and the activity recognized in the quarter from PEF’s recently acquired lease financing business.

Net interest margin for the fourth quarter was 2.78% compared to 2.77% in the previous quarter. The increase in net interest margin is due to the repayment of PCD loans and higher PPP loan fees related to loans, partially offset by a lower yield on money markets and investment securities due to lower volume of mortgage-backed securities. On a taxable equivalent basis, net interest margin for the fourth quarter of 2021 was 3.02% compared to 3.04% in the third quarter of 2021, a decrease of 2 basis points. The main variances in net interest income on a taxable equivalent basis were:

•	Higher interest income from loans by $8.2 million mainly due to the following:

•

Higher income from commercial loans including $3.7 million from the repayment of PCD loans, interest income and fees from PPP loans by $1.2 million and $2.4 million from loans acquired by PEF from K2. Interest income for the commercial portfolio also reflected loan growth at PB which, excluding PPP loans and including the finance lease portfolio acquired by PEF, increased by $726 million or 13% and $284 million in average balances from the previous quarter;

•	Auto and lease financing continued its positive trend increasing by $102 million in average balances and reflecting an increase in interest income of $0.7 million

Partially offset by:

•	Lower interest income from mortgage loans due lower average volume resulting from continued amortization of the Banco Popular de Puerto Rico (“BPPR”) portfolio

•	Lower interest expense on borrowings resulting from the redemption during the quarter of the Trust Preferred Securities, totaling $186.7 million.

These positive variances were partially offset by:

•

Lower interest income from money market investments, trading and investment securities by $3.4 million due lower volume and yield of mortgage-backed securities, partially offset by a higher volume of lower yielding U.S. Treasury notes.

The Corporation recognized income of $23.2 million related to loans issued under the SBA PPP program, compared to $22.0 million in the previous quarter. These loans carried a yield of approximately 17.86% in this quarter, including the amortization of fees received under the program, compared to 10.10% last quarter. This portfolio of loans issued under the SBA PPP declined by $265.2 million in BPPR to a balance of $255.3 million and declined by $51.4 million in PB to a balance of $97.9 million. On December 31, 2021, the portfolio [at BPPR and PB] had a remaining [aggregate] balance of unamortized fees of $18.1 million.

Net interest income for the BPPR segment amounted to $425.9 million for the fourth quarter of 2021, compared to $419.2 million for the third quarter. Net interest margin for the fourth quarter of 2021 was 2.73%, a decrease of 2 basis points when compared to 2.75% for the previous quarter. As discussed above, net interest margin was positively impacted by the repayment of PCD loans, higher PPP fees and a higher volume of auto and lease financing loans, but the earning assets mix continues to impact the net interest margin. The cost of interest-bearing deposits was 0.16% compared to 0.17% in the previous quarter. Total cost of deposits for the quarter was 0.12%, compared to 0.13% reported for the third quarter of 2021.

Net interest income for PB was $83.2 million for the quarter ended December 31, 2021, compared to $80.0 million during the previous quarter. Net interest margin for the quarter was 3.47% or 11 basis point higher than the previous quarter. The increase in net interest income is driven by a higher volume of commercial loans, as discussed above, from both origination activity and the acquisition of the equipment finance leases business from K2. The lower cost on deposits also benefited the net interest margin at PB. The cost of interest-bearing deposits was 0.52% or 4 basis points lower than the 0.56% reported in the third quarter, decreasing for the ninth consecutive quarter. Total cost of deposits for the quarter, including demand deposits, was 0.40%, compared to 0.43% in the previous quarter.

Non-interest income

Non-interest income decreased by $4.6 million to $164.7 million for the quarter ended December 31, 2021, compared to $169.3 million for the quarter ended September 30, 2021. The variance in non-interest income was primarily driven by:

•

lower other operating income by $14.8 million mainly due to lower net earnings from the combined portfolio of investments under the equity method by $5.4 million and the impact of a gain of $7.0 million recognized in the third quarter of 2021 by BPPR as a result of the sale and partial leaseback of two corporate office buildings;

partially offset by:

•

higher other service fees by $3.3 million mainly due to higher insurance fees by $3.5 million principally resulting from contingent insurance commissions that are typically recognized during the fourth quarter and higher credit card fees by $2.2 million mainly in interchange income; and

•

higher income from mortgage banking activities by $8.7 million mostly due to a favorable variance in fair value adjustments on mortgage servicing rights (“MSRs”) of $7.5 million mainly due to a decrease in estimated prepayments and an increase in float earnings and higher realized gains on closed derivative positions by $1.7 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the fourth quarter of 2021 totaled $417.4 million, an increase of $29.2 million when compared to the third quarter of 2021. The variance in operating expenses was driven primarily by:

•	higher personnel cost by $2.8 million mainly due to salary increases and higher incentives and commissions;

•

higher equipment expense by $2.6 million due to higher purchases of equipment by $0.6 million, higher amortization of software maintenance and higher depreciation of equipment held for operating leases by $0.5 million, the latter, related to the activity at PEF;

•

higher business promotion expenses by $7.7 million mainly as a result of seasonal activities, higher donations by $1.8 million and higher credit cards rewards expense related to transactional volumes by $2.0 million;

•

higher other operating expenses by $14.6 million due to impairment losses on undeveloped properties by $5.0 million, based on the estimated fair value as these were reclassified to held for sale or held for investments based on management’s intended use, and higher sundry losses by $9.7 million, including $3.7 million related to the termination of a white label credit card contract and higher legal reserves; and

•	higher amortization of intangibles by $5.3 million due to a write-down on impairment of a trademark.

Partially offset by:

•	lower credit and debit card processing and other expenses by $4.2 million mainly due to volume incentives.

Full-time equivalent employees were 8,351 as of December 31, 2021, compared to 8,342 as of September 30, 2021.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended December 31, 2021, the Corporation recorded an income tax expense of $75.6 million, compared to $83.5 million for the previous quarter. The decrease in income tax expense was mainly attributable to lower income before tax during the fourth quarter of 2021. The effective tax rate (“ETR”) for the fourth quarter of 2021 was 27%, or 2% higher when compared with the previous quarter. The ETR for the year was 25%. The ETR of the Corporation is impacted by the composition and source of its taxable income.

Credit Quality

During the fourth quarter of 2021, the Corporation continued to exhibit strong credit quality trends and low credit costs with net recoveries in NCOs and decreasing NPLs. We continue to closely monitor COVID-19 pandemic related risks on borrower performance and changes in the pace of economic recovery as new variants continue to emerge. However, management believes that the improvement over the last few years in the risk profile of the Corporation’s loan portfolios positions Popular to operate successfully under the current environment.

The following presents credit quality results for the fourth quarter of 2021:

•

At December 31, 2021, total non-performing loans held-in-portfolio decreased by $85.0 million from September 30, 2021. BPPR’s NPLs decreased by $94.6 million, driven by lower commercial, mortgage and construction NPLs by $63.3 million, $20.7 million and $14.4 million, respectively. The commercial and construction NPLs decrease reflects payoffs related to troubled loan resolutions, and loans that were returned to accrual status during the quarter. The mortgage NPLs decrease was mainly due to the combined effects of collection efforts, increased foreclosure activity and the on-going low levels of early delinquency compared with pre-pandemic trends. PB’s NPLs increased by $9.6 million, mostly due to higher mortgage and commercial NPLs by $7.5 million and $2.7 million, respectively. The mortgage NPLs increase was mostly driven by loans that did not resume payment at the end of the deferral period. At December 31, 2021, the ratio of NPLs to total loans held-in-portfolio was 1.9%, compared to 2.2% in the third quarter of 2021.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $2.6 million quarter-over-quarter. In BPPR, total inflows decreased by $7.1 million, mostly driven by lower commercial and mortgage inflows of $5.2 million and $2.4 million, respectively. Mortgage inflows continued trending lower than pre-pandemic levels. NPL inflows at PB increased by $9.6 million during the quarter, mostly due to higher mortgage NPL inflows by $7.4 million, as explained above.

•

NCOs decreased by $16.7 million from the third quarter to net recoveries of $7.9 million. BPPR‘s NCOs decreased by $17.0 million, primarily driven by lower commercial NCOs by $15.7 million mostly related to recoveries from the resolution of the abovementioned commercial non-performing loans. During the fourth quarter of 2021, the Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was (0.11%), compared to 0.12% in the third quarter of 2021. Refer to Table M for further information on net charge-offs and related ratios.

•

At December 31, 2021, the ACL decreased by $23.2 million, or 3.2%, from the third quarter of 2021 to $695.4 million. The ACL incorporated updated macroeconomic scenarios for Puerto Rico and the United States. Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The baseline scenario continues to be assigned the highest probability, followed by the pessimistic scenario. In response to recent events that impact both epidemiological and fiscal assumptions, the weight assigned to the pessimistic scenario was increased this quarter.

•

In BPPR, the ACL decreased by $22.6 million mainly driven by reductions in the commercial and mortgage loans ACL. Improved appraisals, releases of qualitative reserves as well as continued borrower performance contributed to the lower ACL for these segments. The ACL for the PB segment remained flat quarter-over-quarter, as the effect of releases in qualitative reserves was partially offset by higher loan volumes and the increase in weight applied to the pessimistic scenario. The ratio of the allowance for credit losses to loans held-in-portfolio was 2.38% in the fourth quarter of 2021, compared to 2.49% in the previous quarter. The ratio of the allowance for credit losses to NPLs held-in-portfolio stood at 126.9%, compared to 113.6% in the previous quarter.

•

The current baseline forecast continues to show a favorable economic scenario. GDP growth is expected for Puerto Rico and United States in 2022 and 2023. In addition, the unemployment rate is expected to continue to improve in both regions through 2022 and remain stable in 2023.

•

The provision for credit losses for the loan portfolios for the fourth quarter of 2021 reflected a benefit of $31.4 million, compared to a benefit of $58.6 million in the previous quarter, reflecting the previously mentioned changes in the allowance for credit losses and NCOs recoveries. The provision for the BPPR segment was a benefit of $30.6 million, compared to a benefit of $36.0 million in the previous quarter, while the provision for the PB segment was a benefit of $0.9 million, compared to a benefit of $22.7 million in the previous quarter.

•

The provision for unfunded commitments for the fourth quarter of 2021 reflected a benefit of $0.5 million, compared to a benefit of $1.5 million in the previous quarter. The provision for credit losses in our investment portfolio was a benefit of $1.1 million, compared to a benefit of $1.0 million in the third quarter of 2021. The provision for unfunded loan commitments, provision for credit losses on our loan and lease portfolios and provision for credit losses on our investment portfolio are aggregated and presented in the provision for credit losses caption in our Statement of Operations.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20
Non-performing loans held-in-portfolio	$547,877	$632,835	$737,774
Non-performing loans held-for-sale	—	—	2,738
Other real estate owned (“OREO”)	85,077	76,828	83,146

Total non-performing assets	$632,954	$709,663	$823,658

Net (recoveries) charge-offs for the quarter	$(7,881)	$8,823	$42,078

Ratios:
Loans held-in-portfolio	$29,243,889	$28,855,372	$29,385,196
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.87%	2.19%	2.51%
Allowance for credit losses to loans held-in-portfolio	2.38	2.49	3.05
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	126.92	113.55	121.48

Refer to Table K for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20	31-Dec-21	31-Dec-20
Provision for credit losses (benefit) - loan portfolios:
BPPR	$(30,562)	$(35,992)	$24,756	$(129,018)	$205,865
Popular U.S.	(859)	(22,653)	(13,971)	(54,327)	76,471

Total provision for credit losses (benefit) - loan portfolios	$(31,421)	$(58,645)	$10,785	$(183,345)	$282,336

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Dec-21	30-Sep-21	31-Dec-20
Provision for credit losses (benefit) - loan portfolios	$(30,562)	$(35,992)	$24,756
Net charge-offs (recoveries)	(7,615)	9,336	41,217
Total non-performing loans held-in-portfolio	514,289	608,871	700,377
Allowance / loans held-in-portfolio	2.85%	2.92%	3.43%
Allowance / non-performing loans held-in-portfolio	115.53%	101.30%	105.62%

	Quarters ended
Popular U.S.	31-Dec-21	30-Sep-21	31-Dec-20
Provision for credit losses (benefit) - loan portfolios	$(859)	$(22,653)	$(13,971)
Net charge-offs (recoveries)	(266)	(513)	861
Total non-performing loans held-in-portfolio	33,588	23,964	37,397
Allowance / loans held-in-portfolio	1.21%	1.32%	2.00%
Allowance / non-performing loans held-in-portfolio	301.31%	424.79%	418.48%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20
Cash and money market investments	$17,965,152	$18,065,211	$12,131,945
Investment securities	25,267,418	24,697,876	21,864,184
Loans	29,243,889	28,855,372	29,385,196
Total assets	75,088,659	74,189,163	65,926,000
Deposits	67,005,088	66,013,561	56,866,340
Borrowings	1,155,166	1,263,413	1,346,284
Total liabilities	69,119,262	68,206,192	59,897,313
Stockholders’ equity	5,969,397	5,982,971	6,028,687

Total assets increased by $0.9 billion from the third quarter of 2021, driven by:

•	an increase of $0.6 billion in debt securities available-for-sale, mainly due to purchases of U.S. treasury securities, partially offset by paydowns of agency mortgage-backed securities; and

•

an increase in loans held-in-portfolio by $0.4 billion mainly due to an increase of $0.7 billion in commercial loans at PB principally in the health care industry from which $0.1 billion was related to the acquisition by PEF of K2’s lease financing business during the quarter, partially offset by a decrease of $0.2 billion in commercial loans at BPPR mainly due to the collection of PPP loans during the quarter.

Total liabilities increased by $0.9 billion from the third quarter of 2021, driven by:

•

an increase of $1.0 billion in deposits, mainly due to higher retail and commercial demand deposits by $0.7 billion and higher Puerto Rico public sector deposits by $0.3 billion at BPPR; partially offset by

•	a net reduction in borrowings of $0.1 billion, from which $0.2 billion was related to the redemption of the Trust Preferred Securities.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 17.45%, $74.48 and $65.39, respectively, at December 31, 2021, compared to 17.36%, $74.66 and $66.01 at September 30, 2021. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings (including as a result of any participation in and execution of government programs related to the COVID-19 pandemic), new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, September 30, 2021 and in our Form 10-K for the year ended December 31, 2021 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Thursday, January 27, 2022 at 10:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through the dial-in telephone number 1-844-200-6205 (Toll Free) or 1-646-904-5544 (Local). The dial-in access code is 476774.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Thursday, February 24, 2022. The replay dial-in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 565254.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Fourth Quarter 2021 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Loan Delinquency - PUERTO RICO OPERATIONS

Table I - Loan Delinquency - POPULAR U.S. OPERATIONS

Table J - Loan Delinquency - CONSOLIDATED

Table K - Non-Performing Assets

Table L - Activity in Non-Performing Loans

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table N - Allowance for Credit Losses - Loan Portfolios - CONSOLIDATED

Table O - Allowance for Credit Losses - Loan Portfolios - PUERTO RICO OPERATIONS

Table P - Allowance for Credit Losses - Loan Portfolios - POPULAR U.S. OPERATIONS

Table Q - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Years ended
	31-Dec-21	30-Sep-21	31-Dec-20	31-Dec-21	31-Dec-20

Basic EPS	$2.59	$3.09	$2.10	$11.49	$5.88
Diluted EPS	$2.58	$3.09	$2.10	$11.46	$5.87
Average common shares outstanding	79,477,823	80,126,166	83,841,343	81,263,027	85,882,371
Average common shares outstanding - assuming dilution	79,652,836	80,274,942	83,940,412	81,420,154	85,975,259
Common shares outstanding at end of period	79,851,169	79,841,564	84,244,235	79,851,169	84,244,235
Market value per common share	$82.04	$77.67	$56.32	$82.04	$56.32
Market capitalization - (In millions)	$6,551	$6,201	$4,745	$6,551	$4,745
Return on average assets	1.09%	1.34%	1.08%	1.31%	0.85%
Return on average common equity	13.74%	17.10%	12.68%	16.22%	9.36%
Net interest margin (non-taxable equivalent basis)	2.78%	2.77%	3.04%	2.88%	3.29%
Net interest margin (taxable equivalent basis) -non-GAAP	3.02%	3.04%	3.35%	3.19%	3.62%
Common equity per share	$74.48	$74.66	$71.30	$74.48	$71.30
Tangible common book value per common share (non-GAAP) [1]	$65.39	$66.01	$63.07	$65.39	$63.07
Tangible common equity to tangible assets (non-GAAP) [1]	7.02%	7.17%	8.14%	7.02%	8.14%
Return on average tangible common equity [1]	15.66%	19.44%	14.50%	18.47%	10.75%
Tier 1 capital	17.52%	17.43%	16.33%	17.52%	16.33%
Total capital	19.38%	19.90%	18.81%	19.38%	18.81%
Tier 1 leverage	7.42%	7.38%	7.80%	7.42%	7.80%
Common Equity Tier 1 capital	17.45%	17.36%	16.26%	17.45%	16.26%

[1]	Refer to Table Q for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Years ended
			Q4 2021		Q4 2021
(In thousands, except per share information)	31-Dec-21	30-Sep-21	vs. Q3 2021	31-Dec-20	vs. Q4 2020	31-Dec-21	31-Dec-20
Interest income:
Loans	$444,101	$435,296	$8,805	$430,988	$13,113	$1,747,827	$1,742,390
Money market investments	6,847	6,914	(67)	2,933	3,914	21,147	19,721
Investment securities	88,315	87,952	363	85,502	2,813	353,663	329,440

Total interest income	539,263	530,162	9,101	519,423	19,840	2,122,637	2,091,551

Interest expense:
Deposits	26,331	27,029	(698)	33,420	(7,089)	111,621	175,855
Short-term borrowings	60	54	6	348	(288)	319	2,457
Long-term debt	11,589	13,686	(2,097)	14,039	(2,450)	53,107	56,626

Total interest expense	37,980	40,769	(2,789)	47,807	(9,827)	165,047	234,938

Net interest income	501,283	489,393	11,890	471,616	29,667	1,957,590	1,856,613
Provision for credit losses (benefit)	(33,050)	(61,173)	28,123	21,218	(54,268)	(193,464)	292,536

Net interest income after provision for credit losses (benefit)	534,333	550,566	(16,233)	450,398	83,935	2,151,054	1,564,077

Service charges on deposit accounts	41,613	41,312	301	39,152	2,461	162,698	147,823
Other service fees	83,793	80,445	3,348	71,156	12,637	311,248	257,892
Mortgage banking activities	17,035	8,307	8,728	9,730	7,305	50,133	10,401
Net gain on sale of debt securities	—	23	(23)	—	—	23	41
Net (loss) gain, including impairment, on equity securities	(1,454)	(401)	(1,053)	1,410	(2,864)	131	6,279
Net (loss) profit on trading account debt securities	(355)	58	(413)	440	(795)	(389)	1,033
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	—	—	—	253	(253)	(73)	1,234
Adjustments to indemnity reserves on loans sold	1,398	2,038	(640)	2,160	(762)	4,406	390
Other operating income	22,647	37,476	(14,829)	20,546	2,101	113,951	87,219

Total non-interest income	164,677	169,258	(4,581)	144,847	19,830	642,128	512,312

Operating expenses:
Personnel costs
Salaries	96,830	95,185	1,645	92,063	4,767	371,644	370,179
Commissions, incentives and other bonuses	27,611	25,892	1,719	19,399	8,212	113,095	78,582
Pension, postretirement and medical insurance	13,971	13,893	78	12,454	1,517	52,077	44,123
Other personnel costs, including payroll taxes	22,060	22,677	(617)	18,351	3,709	94,986	71,321

Total personnel costs	160,472	157,647	2,825	142,267	18,205	631,802	564,205
Net occupancy expenses	26,755	24,896	1,859	42,793	(16,038)	102,226	119,345
Equipment expenses	25,180	22,537	2,643	22,395	2,785	92,097	88,932
Other taxes	15,160	14,459	701	13,532	1,628	56,783	54,454
Professional fees
Collections, appraisals and other credit related fees	3,227	3,166	61	2,948	279	13,199	12,588
Programming, processing and other technology services	69,647	69,221	426	66,483	3,164	272,386	253,565
Legal fees, excluding collections	3,445	2,535	910	2,734	711	10,712	10,611
Other professional fees	28,736	29,787	(1,051)	31,865	(3,129)	114,568	117,358

Total professional fees	105,055	104,709	346	104,030	1,025	410,865	394,122
Communications	6,263	6,133	130	6,274	(11)	25,234	23,496
Business promotion	25,833	18,116	7,717	16,466	9,367	72,981	57,608
FDIC deposit insurance	6,688	7,181	(493)	6,880	(192)	25,579	23,868
Other real estate owned (OREO) income	(3,860)	(1,722)	(2,138)	(4,000)	140	(14,414)	(3,480)
Credit and debit card processing, volume, interchange and other expenses	8,757	12,960	(4,203)	13,209	(4,452)	45,088	45,108
Other operating expenses

Operational losses	16,820	7,147	9,673	4,992	11,828	38,391	26,331
All other	18,226	13,322	4,904	6,034	12,192	53,509	57,443

Total other operating expenses	35,046	20,469	14,577	11,026	24,020	91,900	83,774
Amortization of intangibles	6,045	783	5,262	1,052	4,993	9,134	6,397

Total operating expenses	417,394	388,168	29,226	375,924	41,470	1,549,275	1,457,829

Income before income tax	281,616	331,656	(50,040)	219,321	62,295	1,243,907	618,560
Income tax expense	75,552	83,542	(7,990)	43,045	32,507	309,018	111,938

Net income	$206,064	$248,114	$(42,050)	$176,276	$29,788	$934,889	$506,622

Net income applicable to common stock	$205,711	$247,761	$(42,050)	$175,923	$29,788	$933,477	$504,864

Net income per common share - basic	$2.59	$3.09	$(0.50)	$2.10	$0.49	$11.49	$5.88

Net income per common share - diluted	$2.58	$3.09	$(0.51)	$2.10	$0.48	$11.46	$5.87

Dividends Declared per Common Share	$0.45	$0.45	$—	$0.40	$0.05	$1.75	$1.60

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q4 2021 vs.
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20	Q3 2021
Assets:
Cash and due from banks	$428,433	$538,973	$491,065	$(110,540)
Money market investments	17,536,719	17,526,238	11,640,880	10,481
Trading account debt securities, at fair value	29,711	36,064	36,674	(6,353)
Debt securities available-for-sale, at fair value	24,968,269	24,391,226	21,561,152	577,043
Debt securities held-to-maturity, at amortized cost	79,461	85,655	92,621	(6,194)
Less: Allowance for credit losses	8,096	9,222	10,261	(1,126)

Total debt securities held-to-maturity, net	71,365	76,433	82,360	(5,068)

Equity securities	189,977	184,931	173,737	5,046
Loans held-for-sale, at lower of cost or fair value	59,168	91,313	99,455	(32,145)
Loans held-in-portfolio	29,491,330	29,089,241	29,588,430	402,089
Less: Unearned income	247,441	233,869	203,234	13,572
Allowance for credit losses	695,366	718,575	896,250	(23,209)

Total loans held-in-portfolio, net	28,548,523	28,136,797	28,488,946	411,726

Premises and equipment, net	492,231	487,526	510,241	4,705
Other real estate	85,077	76,828	83,146	8,249
Accrued income receivable	203,096	200,649	209,320	2,447
Mortgage servicing rights, at fair value	121,570	116,567	118,395	5,003
Other assets	1,628,572	1,634,839	1,737,041	(6,267)
Goodwill	712,616	671,122	671,122	41,494
Other intangible assets	13,332	19,657	22,466	(6,325)

Total assets	$75,088,659	$74,189,163	$65,926,000	$899,496

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,684,482	$15,147,567	$13,128,699	$536,915
Interest bearing	51,320,606	50,865,994	43,737,641	454,612

Total deposits	67,005,088	66,013,561	56,866,340	991,527

Assets sold under agreements to repurchase	91,603	86,470	121,303	5,133
Other short-term borrowings	75,000	—	—	75,000
Notes payable	988,563	1,176,943	1,224,981	(188,380)
Other liabilities	959,008	929,218	1,684,689	29,790

Total liabilities	69,119,262	68,206,192	59,897,313	913,070

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,046	1,046	1,045	—
Surplus	4,650,182	4,569,641	4,571,534	80,541
Retained earnings	2,973,745	2,882,340	2,260,928	91,405
Treasury stock	(1,352,650)	(1,352,104)	(1,016,954)	(546)
Accumulated other comprehensive (loss) income, net of tax	(325,069)	(140,095)	189,991	(184,974)

Total stockholders’ equity	5,969,397	5,982,971	6,028,687	(13,574)

Total liabilities and stockholders’ equity	$75,088,659	$74,189,163	$65,926,000	$899,496

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

(Unaudited)

	Quarters ended									Variance
	31-Dec-21			30-Sep-21			31-Dec-20			Q4 2021 vs. Q3 2021			Q4 2021 vs. Q4 2020
($ amounts in millions)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$42,764	$126.4	1.18%	$41,279	$129.8	1.25%	$32,554	$127.2	1.56%	$1,485	($3.4)	(0.07)%	$10,210	$(0.8)	(0.38)%

Loans:
Commercial	13,395	188.6	5.59	13,265	179.2	5.36	13,610	170.2	4.98	130	9.4	0.23	(215)	18.4	0.61
Construction	777	10.7	5.46	854	11.6	5.40	928	12.8	5.48	(77)	(0.9)	0.06	(151)	(2.1)	(0.02)
Mortgage	7,504	96.4	5.14	7,652	97.8	5.11	7,856	98.6	5.02	(148)	(1.4)	0.03	(352)	(2.2)	0.12
Consumer	2,471	68.1	10.93	2,435	67.7	11.03	2,606	73.1	11.16	36	0.4	(0.10)	(135)	(5.0)	(0.23)
Auto	3,432	71.3	8.24	3,372	71.2	8.37	3,130	68.8	8.74	60	0.1	(0.13)	302	2.5	(0.50)
Lease financing	1,359	20.3	5.97	1,317	19.7	5.99	1,170	17.8	6.07	42	0.6	(0.02)	189	2.5	(0.10)

Total loans	28,938	455.4	6.26	28,895	447.2	6.15	29,300	441.3	6.00	43	8.2	0.11	(362)	14.1	0.26

Total interest earning assets	$71,702	$581.8	3.23%	$70,174	$577.0	3.27%	$61,854	$568.5	3.66%	$1,528	$4.8	(0.04)%	$9,848	$13.3	(0.43)%

Allowance for credit losses - loan portfolio	(719)			(778)			(930)			59			211
Allowance for credit losses - investment securities	(9)			(10)			(12)			1			3
Other non-interest earning assets	3,844			3,901			4,054			(57)			(210)

Total average assets	$74,818			$73,287			$64,966			$1,531			$9,852

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$28,205	$7.7	0.11%	$27,773	$7.9	0.11%	$21,829	$8.7	0.16%	$432	$(0.2)	-%	$6,376	$(1.0)	(0.05)%
Savings	16,324	6.8	0.17	15,621	6.4	0.16	13,890	7.5	0.22	703	0.4	0.01	2,434	(0.7)	(0.05)
Time deposits	6,793	11.8	0.69	6,957	12.7	0.73	7,656	17.2	0.89	(164)	(0.9)	(0.04)	(863)	(5.4)	(0.20)

Total interest-bearing deposits	51,322	26.3	0.20	50,351	27.0	0.21	43,375	33.4	0.31	971	(0.7)	(0.01)	7,947	(7.1)	(0.11)
Borrowings	1,163	11.6	4.01	1,284	13.7	4.28	1,354	14.4	4.26	(121)	(2.1)	(0.27)	(191)	(2.8)	(0.25)

Total interest-bearing liabilities	52,485	37.9	0.29	51,635	40.7	0.31	44,729	47.8	0.43	850	(2.8)	(0.02)	7,756	(9.9)	(0.14)

Net interest spread			2.94%			2.96%			3.23%			(0.02)%			(0.29)%

Non-interest bearing deposits	15,455			14,955			13,303			500			2,152
Other liabilities	917			927			1,393			(10)			(476)
Stockholders’ equity	5,961			5,770			5,541			191			420

Total average liabilities and stockholders’ equity	$74,818			$73,287			$64,966			$1,531			$9,852

Net interest income / margin on a taxable equivalent basis (Non-GAAP)		$543.9	3.02%		$536.3	3.04%		$520.7	3.35%		$7.6	(0.02)%		$23.2	(0.33)%
Taxable equivalent adjustment		42.6			46.9			49.1			(4.3)			(6.5)

Net interest income / margin non-taxable equivalent basis (GAAP)		$501.3	2.78%		$489.4	2.77%		$471.6	3.04%		$11.9	0.01%		$29.7	(0.26)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

	Years ended
	31-Dec-21			31-Dec-20			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$39,015	$533.6	1.37%	$28,020	$491.9	1.76%	$10,995	$41.7	(0.39)%

Loans:
Commercial	13,455	723.8	5.39	13,245	692.4	5.23	210	31.4	0.16
Construction	849	45.8	5.41	913	52.4	5.74	(64)	(6.6)	(0.33)
Mortgage	7,696	392.0	5.09	7,255	379.8	5.23	441	12.2	(0.14)
Consumer	2,463	275.1	11.17	2,839	322.0	11.34	(376)	(46.9)	(0.17)
Auto	3,322	280.7	8.47	3,021	271.2	8.97	301	9.5	(0.50)
Lease financing	1,289	77.4	6.00	1,112	67.2	6.05	177	10.2	(0.05)

Total loans	29,074	1,794.8	6.19	28,385	1,785.0	6.29	689	9.8	(0.10)

Total interest earning assets	$68,089	$2,328.4	3.43%	$56,405	$2,276.9	4.04%	$11,684	$51.5	(0.61)%

Allowance for credit losses—loan portfolio	(796)			(897)			101
Allowance for credit losses—investment securities	(10)			(13)			3
Other non-interest earning assets	3,886			4,089			(203)

Total average assets	$71,169			$59,584			$11,585

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$25,959	$31.9	0.12%	$19,678	$54.7	0.28%	$6,281	($22.8)	(0.16)%
Savings	15,429	27.1	0.18	12,399	37.8	0.30	3,030	(10.7)	(0.12)
Time deposits	7,028	52.6	0.75	7,971	83.4	1.05	(943)	(30.8)	(0.30)

Total interest-bearing deposits	48,416	111.6	0.23	40,048	175.9	0.44	8,368	(64.3)	(0.21)
Borrowings	1,276	53.4	4.19	1,344	59.1	4.40	(68)	(5.7)	(0.21)

Total interest-bearing liabilities	49,692	165.0	0.33	41,392	235.0	0.57	8,300	(70.0)	(0.24)

Net interest spread			3.10%			3.47%			(0.37)%

Non-interest bearing deposits	14,687			11,538			3,149
Other liabilities	1,012			1,234			(222)
Stockholders’ equity	5,778			5,420			358

Total average liabilities and stockholders’ equity	$71,169			$59,584			$11,585

Net interest income / margin on a taxable equivalent basis (Non-GAAP)		$2,163.4	3.19%		$2,041.9	3.62%		$121.5	(0.43)%
Taxable equivalent adjustment		205.8			185.4			20.4

Net interest income / margin non-taxable equivalent basis (GAAP)		$1,957.6	2.88%		$1,856.6	3.29%		$101.0	(0.41)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table F - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20	Q4 2021 vs.Q3 2021	Q4 2021 vs.Q4 2020	31-Dec-21	31-Dec-20	2021 vs. 2020
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$9,492	$9,376	$10,242	$116	$(750)	$38,105	$43,234	$(5,129)
Mortgage servicing rights fair value adjustments	1,500	(5,979)	(8,695)	7,479	10,195	(10,206)	(42,055)	31,849

Total mortgage servicing fees, net of fair value adjustments	10,992	3,397	1,547	7,595	9,445	27,899	1,179	26,720

Net gain on sale of loans, including valuation on loans held-for-sale	5,428	6,084	10,826	(656)	(5,398)	21,684	31,215	(9,531)

Trading account profit (loss):
Unrealized gains on outstanding derivative positions	—	—	4	—	(4)	—	—	—
Realized gains (losses) on closed derivative positions	691	(1,004)	(2,195)	1,695	2,886	1,323	(10,586)	11,909

Total trading account profit (loss)	691	(1,004)	(2,191)	1,695	2,882	1,323	(10,586)	11,909

Losses on repurchased loans, including interest advances	(76)	(170)	(452)	94	376	(773)	(11,407)	10,634

Total mortgage banking activities	$17,035	$8,307	$9,730	$8,728	$7,305	$50,133	$10,401	$39,732

Other Service Fees

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20	Q4 2021 vs.Q3 2021	Q4 2021 vs.Q4 2020	31-Dec-21	31-Dec-20	2021 vs. 2020
Other service fees:
Debit card fees	$12,392	$12,210	$11,210	$182	$1,182	$48,637	$39,652	$8,985
Insurance fees	17,848	14,385	13,803	3,463	4,045	57,834	52,014	5,820
Credit card fees	35,649	33,409	27,986	2,240	7,663	130,475	96,011	34,464
Sale and administration of investment products	5,908	6,216	5,488	(308)	420	23,634	21,755	1,879
Trust fees	5,858	6,453	5,499	(595)	359	24,318	21,191	3,127
Other fees	6,138	7,772	7,170	(1,634)	(1,032)	26,350	27,269	(919)

Total other service fees	$83,793	$80,445	$71,156	$3,348	$12,637	$311,248	$257,892	$53,356

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table G - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20	Q4 2021 vs.Q3 2021	Q4 2021 vs.Q4 2020
Loans held-in-portfolio:
Commercial	$13,736,033	$13,303,671	$13,614,310	$432,362	$121,723
Construction	716,220	801,040	926,208	(84,820)	(209,988)
Leasing	1,381,319	1,348,679	1,197,661	32,640	183,658
Mortgage	7,427,196	7,539,152	7,890,680	(111,956)	(463,484)
Auto	3,412,187	3,376,694	3,132,228	35,493	279,959
Consumer	2,570,934	2,486,136	2,624,109	84,798	(53,175)

Total loans held-in-portfolio	$29,243,889	$28,855,372	$29,385,196	$388,517	$(141,307)

Loans held-for-sale:
Commercial	$—	$—	$2,738	$—	$(2,738)
Mortgage	59,168	91,313	96,717	(32,145)	(37,549)

Total loans held-for-sale	$59,168	$91,313	$99,455	$(32,145)	$(40,287)

Total loans	$29,303,057	$28,946,685	$29,484,651	$356,372	$(181,594)

Deposits - Ending Balances

				Variance
(In thousands)	31-Dec-21	30-Sep-21	31-Dec-20	Q4 2021 vs. Q3 2021	Q4 2021 vs.Q4 2020
Demand deposits [1]	$25,889,732	$25,495,481	$22,532,729	$394,251	$3,357,003
Savings, NOW and money market deposits (non-brokered)	33,674,134	32,867,805	26,390,565	806,329	7,283,569
Savings, NOW and money market deposits (brokered)	729,073	718,155	635,198	10,918	93,875
Time deposits (non-brokered)	6,685,938	6,906,509	7,130,749	(220,571)	(444,811)
Time deposits (brokered CDs)	26,211	25,611	177,099	600	(150,888)

Total deposits	$67,005,088	$66,013,561	$56,866,340	$991,527	$10,138,748

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table H - Loan Delinquency - Puerto Rico Operations

(Unaudited)

31-Dec-21
Puerto Rico
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$314	$—	$272	$586	$154,183	$154,769	$272	$—
Commercial real estate:
Non-owner occupied	2,399	136	20,716	23,251	2,266,672	2,289,923	20,716	—
Owner occupied	3,329	278	54,335	57,942	1,365,787	1,423,729	54,335	—
Commercial and industrial	3,438	1,727	45,242	50,407	3,478,041	3,528,448	44,724	518
Construction	—	—	485	485	86,626	87,111	485	—
Mortgage	217,830	81,754	805,245	1,104,829	5,147,037	6,251,866	333,887	471,358
Leasing	9,240	2,037	3,102	14,379	1,366,940	1,381,319	3,102	—
Consumer:
Credit cards	5,768	3,520	8,577	17,865	901,986	919,851	—	8,577
Home equity lines of credit	46	—	23	69	3,502	3,571	—	23
Personal	10,027	6,072	21,235	37,334	1,250,726	1,288,060	21,235	—
Auto	59,128	15,019	23,085	97,232	3,314,955	3,412,187	23,085	—
Other	432	714	12,621	13,767	110,781	124,548	12,448	173

Total	$311,951	$111,257	$994,938	$1,418,146	$19,447,236	$20,865,382	$514,289	$480,649

30-Sep-21
Puerto Rico
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$392	$—	$396	$788	$149,639	$150,427	$396	$—
Commercial real estate:
Non-owner occupied	661	17,383	60,143	78,187	2,268,441	2,346,628	60,143	—
Owner occupied	2,719	614	71,863	75,196	1,394,503	1,469,699	71,863	—
Commercial and industrial	1,641	576	51,456	53,673	3,618,266	3,671,939	50,992	464
Construction	—	—	14,877	14,877	112,602	127,479	14,877	—
Mortgage	197,955	76,345	896,208	1,170,508	5,204,541	6,375,049	354,555	541,653
Leasing	8,193	1,969	2,542	12,704	1,335,975	1,348,679	2,542	—
Consumer:
Credit cards	5,211	3,667	7,558	16,436	870,139	886,575	—	7,558
Home equity lines of credit	46	—	—	46	3,507	3,553	—	—
Personal	9,329	5,954	21,646	36,929	1,238,448	1,275,377	21,646	—
Auto	52,486	11,663	17,345	81,494	3,295,200	3,376,694	17,345	—
Other	393	76	14,621	15,090	108,492	123,582	14,512	109

Total	$279,026	$118,247	$1,158,655	$1,555,928	$19,599,753	$21,155,681	$608,871	$549,784

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(78)	$—	$(124)	$(202)	$4,544	$4,342	$(124)	$—
Commercial real estate:
Non-owner occupied	1,738	(17,247)	(39,427)	(54,936)	(1,769)	(56,705)	(39,427)	—
Owner occupied	610	(336)	(17,528)	(17,254)	(28,716)	(45,970)	(17,528)	—
Commercial and industrial	1,797	1,151	(6,214)	(3,266)	(140,225)	(143,491)	(6,268)	54
Construction	—	—	(14,392)	(14,392)	(25,976)	(40,368)	(14,392)	—
Mortgage	19,875	5,409	(90,963)	(65,679)	(57,504)	(123,183)	(20,668)	(70,295)
Leasing	1,047	68	560	1,675	30,965	32,640	560	—
Consumer:
Credit cards	557	(147)	1,019	1,429	31,847	33,276	—	1,019
Home equity lines of credit	—	—	23	23	(5)	18	—	23
Personal	698	118	(411)	405	12,278	12,683	(411)	—
Auto	6,642	3,356	5,740	15,738	19,755	35,493	5,740	—
Other	39	638	(2,000)	(1,323)	2,289	966	(2,064)	64

Total	$32,925	$(6,990)	$(163,717)	$(137,782)	$(152,517)	$(290,299)	$(94,582)	$(69,135)

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table I - Loan Delinquency - Popular U.S. Operations

(Unaudited)

December 31, 2021
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$3,826	$—	$—	$3,826	$1,804,035	$1,807,861	$—	$—
Commercial real estate:
Non-owner occupied	5,721	683	622	7,026	2,316,441	2,323,467	622	—
Owner occupied	1,095	—	1,013	2,108	392,265	394,373	1,013	—
Commercial and industrial	9,410	2,680	4,015	16,105	1,797,358	1,813,463	3,897	118
Construction	—	—	—	—	629,109	629,109	—	—
Mortgage	11,711	2,573	21,969	36,253	1,139,077	1,175,330	21,969	—
Consumer:
Credit cards	—	—	—	—	10	10	—	—
Home equity lines of credit	71	34	5,406	5,511	69,780	75,291	5,406	—
Personal	863	574	681	2,118	152,827	154,945	681	—
Other	—	—	—	—	4,658	4,658	—	—

Total	$32,697	$6,544	$33,706	$72,947	$8,305,560	$8,378,507	$33,588	$118

September 30, 2021
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$—	$22,171	$—	$22,171	$1,709,508	$1,731,679	$—	$—
Commercial real estate:
Non-owner occupied	2,569	4,632	374	7,575	2,029,514	2,037,089	374	—
Owner occupied	1,158	—	986	2,144	343,430	345,574	986	—
Commercial and industrial	804	1	1,428	2,233	1,548,403	1,550,636	1,427	1
Construction	14,978	—	—	14,978	658,583	673,561	—	—
Mortgage	1,369	2,833	14,488	18,690	1,145,413	1,164,103	14,488	—
Consumer:
Credit cards	—	—	—	—	26	26	—	—
Home equity lines of credit	690	76	5,941	6,707	73,042	79,749	5,941	—
Personal	588	544	748	1,880	111,598	113,478	748	—
Other	16	—	—	16	3,780	3,796	—	—

Total	$22,172	$30,257	$23,965	$76,394	$7,623,297	$7,699,691	$23,964	$1

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$3,826	$(22,171)	$—	$(18,345)	$94,527	$76,182	$—	$—
Commercial real estate:
Non-owner occupied	3,152	(3,949)	248	(549)	286,927	286,378	248	—
Owner occupied	(63)	—	27	(36)	48,835	48,799	27	—
Commercial and industrial	8,606	2,679	2,587	13,872	248,955	262,827	2,470	117
Construction	(14,978)	—	—	(14,978)	(29,474)	(44,452)	—	—
Mortgage	10,342	(260)	7,481	17,563	(6,336)	11,227	7,481	—
Consumer:
Credit cards	—	—	—	—	(16)	(16)	—	—
Home equity lines of credit	(619)	(42)	(535)	(1,196)	(3,262)	(4,458)	(535)	—
Personal	275	30	(67)	238	41,229	41,467	(67)	—
Other	(16)	—	—	(16)	878	862	—	—

Total	$10,525	$(23,713)	$9,741	$(3,447)	$682,263	$678,816	$9,624	$117

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table J - Loan Delinquency - Consolidated

(Unaudited)

31-Dec-21
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$4,140	$—	$272	$4,412	$1,958,218	$1,962,630	$272	$—
Commercial real estate:
Non-owner occupied	8,120	819	21,338	30,277	4,583,113	4,613,390	21,338	—
Owner occupied	4,424	278	55,348	60,050	1,758,052	1,818,102	55,348	—
Commercial and industrial	12,848	4,407	49,257	66,512	5,275,399	5,341,911	48,621	636
Construction	—	—	485	485	715,735	716,220	485	—
Mortgage	229,541	84,327	827,214	1,141,082	6,286,114	7,427,196	355,856	471,358
Leasing	9,240	2,037	3,102	14,379	1,366,940	1,381,319	3,102	—
Consumer:
Credit cards	5,768	3,520	8,577	17,865	901,996	919,861	—	8,577
Home equity lines of credit	117	34	5,429	5,580	73,282	78,862	5,406	23
Personal	10,890	6,646	21,916	39,452	1,403,553	1,443,005	21,916	—
Auto	59,128	15,019	23,085	97,232	3,314,955	3,412,187	23,085	—
Other	432	714	12,621	13,767	115,439	129,206	12,448	173

Total	$344,648	$117,801	$1,028,644	$1,491,093	$27,752,796	$29,243,889	$547,877	$480,767

30-Sep-21
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$392	$22,171	$396	$22,959	$1,859,147	$1,882,106	$396	$—
Commercial real estate:
Non-owner occupied	3,230	22,015	60,517	85,762	4,297,955	4,383,717	60,517	—
Owner occupied	3,877	614	72,849	77,340	1,737,933	1,815,273	72,849	—
Commercial and industrial	2,445	577	52,884	55,906	5,166,669	5,222,575	52,419	465
Construction	14,978	—	14,877	29,855	771,185	801,040	14,877	—
Mortgage	199,324	79,178	910,696	1,189,198	6,349,954	7,539,152	369,043	541,653
Leasing	8,193	1,969	2,542	12,704	1,335,975	1,348,679	2,542	—
Consumer:
Credit cards	5,211	3,667	7,558	16,436	870,165	886,601	—	7,558
Home equity lines of credit	736	76	5,941	6,753	76,549	83,302	5,941	—
Personal	9,917	6,498	22,394	38,809	1,350,046	1,388,855	22,394	—
Auto	52,486	11,663	17,345	81,494	3,295,200	3,376,694	17,345	—
Other	409	76	14,621	15,106	112,272	127,378	14,512	109

Total	$301,198	$148,504	$1,182,620	$1,632,322	$27,223,050	$28,855,372	$632,835	$549,785

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$3,748	$(22,171)	$(124)	$(18,547)	$99,071	$80,524	$(124)	$—
Commercial real estate:
Non-owner occupied	4,890	(21,196)	(39,179)	(55,485)	285,158	229,673	(39,179)	—
Owner occupied	547	(336)	(17,501)	(17,290)	20,119	2,829	(17,501)	—
Commercial and industrial	10,403	3,830	(3,627)	10,606	108,730	119,336	(3,798)	171
Construction	(14,978)	—	(14,392)	(29,370)	(55,450)	(84,820)	(14,392)	—
Mortgage	30,217	5,149	(83,482)	(48,116)	(63,840)	(111,956)	(13,187)	(70,295)
Leasing	1,047	68	560	1,675	30,965	32,640	560	—
Consumer:
Credit cards	557	(147)	1,019	1,429	31,831	33,260	—	1,019
Home equity lines of credit	(619)	(42)	(512)	(1,173)	(3,267)	(4,440)	(535)	23
Personal	973	148	(478)	643	53,507	54,150	(478)	—
Auto	6,642	3,356	5,740	15,738	19,755	35,493	5,740	—
Other	23	638	(2,000)	(1,339)	3,167	1,828	(2,064)	64

Total	$43,450	$(30,703)	$(153,976)	$(141,229)	$529,746	$388,517	$(84,958)	$(69,018)

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table K - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	31-Dec-21	As a % of loans HIP by category	30-Sep-21	As a % of loans HIP by category	31-Dec-20	As a % of loans HIP by category	Q4 2021 vs. Q3 2021	Q4 2021 vs. Q4 2020
Non-accrual loans:
Commercial	$125,579	0.9%	$186,181	1.4%	$210,080	1.5%	$(60,602)	$(84,501)
Construction	485	0.1	14,877	1.9	29,057	3.1	(14,392)	(28,572)
Leasing	3,102	0.2	2,542	0.2	3,441	0.3	560	(339)
Mortgage	355,856	4.8	369,043	4.9	429,207	5.4	(13,187)	(73,351)
Auto	23,085	0.7	17,345	0.5	15,736	0.5	5,740	7,349
Consumer	39,770	1.5	42,847	1.7	50,253	1.9	(3,077)	(10,483)

Total non-performing loans held-in-portfolio	547,877	1.9%	632,835	2.2%	737,774	2.5%	(84,958)	(189,897)
Non-performing loans held-for-sale [1]	—		—		2,738		—	(2,738)
Other real estate owned (“OREO”)	85,077		76,828		83,146		8,249	1,931

Total non-performing assets	$632,954		$709,663		$823,658		$(76,709)	$(190,704)

Accruing loans past due 90 days or more [2]	$480,767		$549,785		$1,028,064		$(69,018)	$(547,297)

Ratios:
Non-performing assets to total assets	0.84%		0.96%		1.25%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.87		2.19		2.51
Allowance for credit losses to loans held-in-portfolio	2.38		2.49		3.05
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	126.92		113.55		121.48

[1]	There were no non-performing loans held-for-sale as of December 31, 2021 and September 30, 2021 (December 31, 2020 - $3 million in commercial loans).
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $13 million at December 31, 2021, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (September 30, 2021 - $12 million; December 31, 2020 - $57 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $304 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2021 (September 30, 2021 - $350 million; December 31, 2020 - $329 million). Furthermore, the Corporation has approximately $50 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (September 30, 2021 - $53 million; December 31, 2020 - $60 million).

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table L - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Dec-21			30-Sep-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$183,394	$2,787	$186,181	$217,703	$7,862	$225,565
Plus:
New non-performing loans	2,297	3,208	5,505	7,454	1,039	8,493
Advances on existing non-performing loans	—	35	35	—	10	10
Less:
Non-performing loans transferred to OREO	(996)	—	(996)	(2,069)	—	(2,069)
Non-performing loans charged-off	(2,412)	(66)	(2,478)	(8,617)	—	(8,617)
Loans returned to accrual status / loan collections	(62,236)	(432)	(62,668)	(31,077)	(6,124)	(37,201)

Ending balance NPLs	$120,047	$5,532	$125,579	$183,394	$2,787	$186,181

Construction loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Dec-21			30-Sep-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$14,877	$—	$14,877	$14,877	$—	$14,877
Plus:
New non-performing loans	481	—	481	—	—	—
Less:
Loans returned to accrual status / loan collections	(14,873)	—	(14,873)	—	—	—

Ending balance NPLs	$485	$—	$485	$14,877	$—	$14,877

Mortgage loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Dec-21			30-Sep-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$354,555	$14,488	$369,043	$370,653	$13,323	$383,976
Plus:
New non-performing loans	36,210	12,084	48,294	38,606	4,662	43,268
Advances on existing non-performing loans	—	14	14	—	2	2
Less:
Non-performing loans transferred to OREO	(7,116)	—	(7,116)	(8,984)	—	(8,984)
Non-performing loans charged-off	(366)	(26)	(392)	(1,023)	—	(1,023)
Loans returned to accrual status / loan collections	(49,396)	(4,591)	(53,987)	(44,697)	(3,499)	(48,196)

Ending balance NPLs	$333,887	$21,969	$355,856	$354,555	$14,488	$369,043

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended			Quarter ended
	31-Dec-21			30-Sep-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$552,826	$17,275	$570,101	$603,233	$21,185	$624,418
Plus:
New non-performing loans	38,988	15,292	54,280	46,060	5,701	51,761
Advances on existing non-performing loans	—	49	49	—	12	12
Less:
Non-performing loans transferred to OREO	(8,112)	—	(8,112)	(11,053)	—	(11,053)
Non-performing loans charged-off	(2,778)	(92)	(2,870)	(9,640)	—	(9,640)
Loans returned to accrual status / loan collections	(126,505)	(5,023)	(131,528)	(75,774)	(9,623)	(85,397)

Ending balance NPLs	$454,419	$27,501	$481,920	$552,826	$17,275	$570,101

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(Dollars in thousands)	31-Dec-21	30-Sep-21	31-Dec-20
Balance at beginning of period - loans held-in-portfolio	$718,575	$785,790	$925,850
Provision for credit losses (benefit)	(31,421)	(58,645)	10,785
Initial allowance for credit losses - PCD Loans	331	253	1,693

	687,485	727,398	938,328

Net loans charged-off (recovered):
BPPR
Commercial	(11,346)	4,357	17,171
Construction	(1,518)	(2,223)	(584)
Lease financing	564	304	996
Mortgage	(4,398)	(2,111)	4,579
Consumer	9,083	9,009	19,055

Total BPPR	(7,615)	9,336	41,217

Popular U.S.
Commercial	(387)	(463)	(1,739)
Construction	(213)	—	444
Mortgage	569	(48)	15
Consumer	(235)	(2)	2,141

Total Popular U.S.	(266)	(513)	861

Total loans charged-off (recovered) - Popular, Inc.	(7,881)	8,823	42,078

Balance at end of period - loans held-in-portfolio	$695,366	$718,575	$896,250

Balance at beginning of period - unfunded commitments	$8,400	$9,936	$13,295
Provision for credit losses (benefit)	(503)	(1,536)	2,556

Balance at end of period - unfunded commitments [1]	$7,897	$8,400	$15,851

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	(0.11)%	0.12%	0.58%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	N.M.	25.63%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	(0.15)%	0.18%	0.77%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	N.M.	60.06%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	(0.01)%	(0.03)%	0.04%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	N.M.	N.M.
N.M. - Not meaningful.

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

	Year ended	Year ended
(Dollars in thousands)	31-Dec-21	31-Dec-20
	Total	Total
Balance at beginning of period - loans held-in-portfolio	$896,250	$477,708
Impact of adopting CECL	—	315,107
Provision for credit losses (benefit)	(183,345)	282,336
Initial allowance for credit losses - PCD Loans	3,142	7,512

	716,047	1,082,663

Net loans charged-off (recovered):
BPPR
Commercial	(18,300)	16,889
Construction	1,697	(954)
Lease financing	1,379	7,364
Mortgage	2,729	19,635
Consumer	32,207	133,712

Total BPPR	19,712	176,646

Popular U.S.
Commercial	(1,247)	(2,215)
Construction	(120)	289
Mortgage	18	(10)
Consumer	2,318	11,703

Total Popular U.S.	969	9,767

Total loans charged-off - Popular, Inc.	20,681	186,413

Balance at end of period - loans held-in-portfolio	$695,366	$896,250

Balance at beginning of period - unfunded commitments	$15,851	$8,717
Impact of adopting CECL	—	(5,460)
Provision for credit losses (benefit)	(7,954)	12,594

Balance at end of period - unfunded commitments [1]	$7,897	$15,851

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.07%	0.66%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	151.46%
BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.09%	0.85%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	116.54%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.01%	0.13%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	782.95%
N.M. - Not meaningful.

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table N - Allowance for Credit Losses “ACL”- Loan Portfolios—CONSOLIDATED

(Unaudited)

31-Dec-21
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$215,805	$6,363	$154,478	$17,578	$301,142	$695,366
Total loans held-in-portfolio	$13,736,033	$716,220	$7,427,196	$1,381,319	$5,983,121	$29,243,889

ACL to loans held-in-portfolio	1.57%	0.89%	2.08%	1.27%	5.03%	2.38%

30-Sep-21
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$234,814	$9,850	$170,378	$11,634	$291,899	$718,575
Total loans held-in-portfolio	$13,303,671	$801,040	$7,539,152	$1,348,679	$5,862,830	$28,855,372

ACL to loans held-in-portfolio	1.77%	1.23%	2.26%	0.86%	4.98%	2.49%

Variance
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$(19,009)	$(3,487)	$(15,900)	$5,944	$9,243	$(23,209)
Total loans held-in-portfolio	$432,362	$(84,820)	$(111,956)	$32,640	$120,291	$388,517

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - PUERTO RICO OPERATIONS

(Unaudited)

31-Dec-21
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$151,928	$1,641	$138,286	$17,578	$284,729	$594,162
Loans held-in-portfolio	$7,396,869	$87,111	$6,251,866	$1,381,319	$5,748,217	$20,865,382

ACL to loans held-in-portfolio	2.05%	1.88%	2.21%	1.27%	4.95%	2.85%

30-Sep-21
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$168,504	$1,911	$155,062	$11,634	$279,667	$616,778
Loans held-in-portfolio	$7,638,693	$127,479	$6,375,049	$1,348,679	$5,665,781	$21,155,681

ACL to loans held-in-portfolio	2.21%	1.50%	2.43%	0.86%	4.94%	2.92%

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$(16,576)	$(270)	$(16,776)	$5,944	$5,062	$(22,616)
Loans held-in-portfolio	$(241,824)	$(40,368)	$(123,183)	$32,640	$82,436	$(290,299)

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. OPERATIONS

(Unaudited)

31-Dec-21
Popular U.S.
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$63,877	$4,722	$16,192	$16,413	$101,204
Loans held-in-portfolio	$6,339,164	$629,109	$1,175,330	$234,904	$8,378,507

ACL to loans held-in-portfolio	1.01%	0.75%	1.38%	6.99%	1.21%

30-Sep-21
Popular U.S.
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$66,310	$7,939	$15,316	$12,232	$101,797
Loans held-in-portfolio	$5,664,978	$673,561	$1,164,103	$197,049	$7,699,691

ACL to loans held-in-portfolio	1.17%	1.18%	1.32%	6.21%	1.32%

Variance
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$(2,433)	$(3,217)	$876	$4,181	$(593)
Loans held-in-portfolio	$674,186	$(44,452)	$11,227	$37,855	$678,816

Popular, Inc.

Financial Supplement to Fourth Quarter 2021 Earnings Release

Table Q - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Dec-21	30-Sep-21	31-Dec-20
Total stockholders’ equity	$5,969,397	$5,982,971	$6,028,687
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(712,616)	(671,122)	(671,122)
Less: Other intangibles	(13,332)	(19,657)	(22,466)

Total tangible common equity	$5,221,306	$5,270,049	$5,312,956

Total assets	$75,088,659	$74,189,163	$65,926,000
Less: Goodwill	(712,616)	(671,122)	(671,122)
Less: Other intangibles	(13,332)	(19,657)	(22,466)

Total tangible assets	$74,362,711	$73,498,384	$65,232,412

Tangible common equity to tangible assets	7.02%	7.17%	8.14%
Common shares outstanding at end of period	79,851,169	79,841,564	84,244,235
Tangible book value per common share	$65.39	$66.01	$63.07

	Quarterly average
Total stockholders’ equity [1]	$5,961,214	$5,769,545	$5,540,456
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(706,101)	(671,121)	(671,121)
Less: Other intangibles	(19,858)	(20,132)	(23,166)

Total tangible equity	$5,213,112	$5,056,149	$4,824,026
Return on average tangible common equity	15.66%	19.44%	14.50%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

	Year-to-date average
Total stockholders’ equity [1]	$5,777,652	$5,419,938
Less: Preferred Stock	(22,143)	(26,277)
Less: Goodwill	(679,938)	(671,121)
Less: Other intangibles	(20,853)	(25,154)

Total tangible equity	$5,054,718	$4,697,386
Return on average tangible common equity	18.47%	10.75%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com